Proxy voting results from October 10, 2002 concerning conversion of the following funds to master/feeder structure.

International Small Cap Fund
Shares voted - 3,070,400.381 representing 83.842% of outstanding shares
        Affirmative - 100%
Shares outstanding - 3,662,126.517

International Equity Fund
Shares voted - 2,105,906.193 representing 74.907% of outstanding shares
        Affirmative - 100%
Shares outstanding - 2,811,357.882

Small Cap Value Fund
Shares voted - 1,517,916.765 representing 66.490% of outstanding shares
        Affirmative - 100%
Shares outstanding - 2,282,909.634